I N FRASTRUCTURE | A G I L I T Y | E X P E R T I S E Globally Diversified Investment Institution Specializing In Alternative Investment Strategies The Activist Investor Conference Information contained herein may be based on data obtained from recognized statistical services, issuer reports or communications, or oth er sources believed to be reliable. However, we have not verified such information and we do not make any representations as to its accuracy or completeness. Any statements that are non - factual in nature constitute only current opinions, which are subject to change. No part of this rep ort may be reproduced in any manner without the prior permission of Clinton Group, Inc. This presentation should be read in conjunction with important disclosures included with this booklet. Registration with the Securities and Exchange Commission does not imply a certain level of skill or training. © Clinton Group, Inc. 2014. All rights reserved. January 29, 2014

Page 1 Globally Diversified Investment Institution Specializing In Alternative Investment Strategies Important Information CLINTON SPOTLIGHT MASTER FUND, L.P., CLINTON MAGNOLIA MASTER FUND, LTD., CLINTON RELATIONAL OPPORTUNITY MASTER FUND, L.P., CLINTON RELATIONAL OPPORTUNITY, LLC, CHANNEL COMMERCE PARTNERS, L.P., CLINTON GROUP, INC., GEORGE E. HALL (COLLECTIVELY, “CLINTON”), CANNELL CAPITAL LLC, TRISTAN OFFSHORE FUND, LTD., TRISTAN PARTNERS, L.P., CUTTYHUNK II FUND LLC, TONGA PARTNERS, L.P. AND J. CARLO CANNELL (COLLECTIVELY, "CANNELL") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT PROXIES FROM THE STOCKHOLDERS OF VALUEVISION MEDIA, INC. ("VALUEVISION") IN CONNECTION WITH THE SPECIAL MEETING OF STOCKHOLDERS OF VALUEVISION TO BE HELD ON MARCH 14, 2014. ALL STOCKHOLDERS OF VALUEVISION ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF VALUEVISION BY CLINTON, CANNELL, THOMAS D. BEERS, DORRIT M. BERN, MARK C. BOZEK, THOMAS D. MOTTOLA, ROBERT ROSENBLATT AND FRED SIEGEL (COLLECTIVELY, THE "PARTICIPANTS") WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF VALUEVISION AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, OKAPI PARTNERS LLC, CLINTON'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN COMPLETED, WITHOUT CHARGE UPON REQUEST BY CALLING (212) 297 - 0720 OR TOLL - FREE AT (855) 305 - 0857. INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A FILED BY CLINTON WITH THE SEC ON NOVEMBER 5, 2013. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE. NOTHING HEREIN SHOULD BE CONSTRUED AS INVESTMENT ADVICE. AN INVESTMENT IN THE COMPANIES MENTIONED HEREIN ENTAILS SIGNIFICANT RISK.

Page 2 Globally Diversified Investment Institution Specializing In Alternative Investment Strategies (NASDAQ: XNPT) Diet ▪ $425 million ▪ Diet season performance ▪ Line extensions Selected Current Investments (NYSE: SWC) Company Industry Market Cap Expected Catalysts (NASDAQ: WTSL) Mining ▪ $1.5 billion ▪ Cost savings ▪ Strong demand ▪ Buyback (NASDAQ: XNPT) (NASDAQ: VMEM) (NYSE: SWC) Technology ▪ $275 million ▪ Acquisition ▪ Annual meeting Retail ▪ $200 million ▪ Trend to fast fashion Biotech ▪ $350 million ▪ Improve capital allocation ▪ Annual meeting This should not be construed as investment advice. There are significant risks involved with each company.

Page 3 Globally Diversified Investment Institution Specializing In Alternative Investment Strategies 0.00 1.00 2.00 3.00 4.00 5.00 6.00 7.00 8.00 Source: Capital IQ from January 1, 2012 to October 29, 2013 and October 29,2013 to January 23, 2014. +18% Total Return Since January 1, 2012 Clinton Group Letter +185% 27.8x LTM EBITDA Today’s Discussion Market Cap of $336mm +237%

Page 4 Globally Diversified Investment Institution Specializing In Alternative Investment Strategies ▪ Home shopping channel known as “SHOP HQ” (formerly “SHOP NBC”) ▪ Distribution into 87 million U.S. homes ▪ LTM revenue and EBITDA of $625mm and $14.1mm ▪ Distant third - place market share ▪ Based in Minnesota, where it was - 37 o yesterday ▪ Large NOL position of over $400 million 1 ValueVision Media (NASDAQ: VVTV) Overview (1) ValueVision Media 2012 10 - K.

Page 5 Globally Diversified Investment Institution Specializing In Alternative Investment Strategies $186 $2,303 VVTV HSN -200% -100% 0% 100% 200% 300% 400% 500% 600% VVTV Total Return HSN Total Return HSN’s Stock Has Outperformed ValueVision Source: Capital IQ from August 12, 2008 to October 29, 2013. Market cap calculated using t reasury - stock method. +405% +78% Indexed Total Return Since HSN Spin Market Value Creation Since HSN Spin ($ mm) 12.4x

Page 6 Globally Diversified Investment Institution Specializing In Alternative Investment Strategies 87 95 98 VVTV HSN QVC $329 $2,569 $12,793 VVTV HSN QVC $7 $24 $59 VVTV HSN QVC U.S. Home Shopping Industry The three home shopping companies have similar access to U.S. homes, but they have not exploited that access equally well Source: ValueVision Media Management Presentation January 2014, SEC filings and Capital IQ. (1) HSN enterprise value calculated as U.S. EBITDA for the LTM period ended 9/30/13 of $247mm times blended LTM EBITDA trading mu lti ple of 10.8x. QVC enterprise value calculated as U.S. Adjusted EBITDA margin of 23% times U.S. revenue of $5,740mm for the LTM period ended 9/30/13 times the blended LTM EBITDA trading multiple, adjusted for minorit y i nterest, of 9.7x. Stock price as of January 23, 2014. U.S. Households Reached (mm) Revenue per Household Reached Enterprise Value Attributed to U.S. ($ mm) (1) 3.4x 8.4x 7.8x 38.9x 1.1x 1.1x

Page 7 Globally Diversified Investment Institution Specializing In Alternative Investment Strategies Management Had A Plan To Catch Up: Increase Sales Per Home 2009 Source: ValueVision Conference Presentation, June 2009, at page 10, ValueVision Conference Presentation, January 2010, at page 5, ValueVision Management Presentation, August 2011, at page 15. 2010 2011 Goal: Annual sales of $1.1 billion, or $13 per home “Increase net sales per household from $7 to $12” ValueVision l eadership r ecognized that the key to a turnaround was increased sales per home

Page 8 Globally Diversified Investment Institution Specializing In Alternative Investment Strategies Two Ways To Increase Sales Per Home 1. Increase spending per customer by improving merchandise and changing the mix of products 2. Increase the number of homes that buy something (i.e. “penetration”) We believe there are two ways to increase revenue per home passed

Page 9 Globally Diversified Investment Institution Specializing In Alternative Investment Strategies “…after a period of approximately 3 - 5 years from fiscal 2008.” 56% 33% 47% 0% 10% 20% 30% 40% 50% 60% 70% FY 2008 Goal LTM 34% 45% 30% 0% 10% 20% 30% 40% 50% 60% FY 2008 Goal LTM Management Has Failed To Achieve Its Mix - Shift Goals Source: Company filings. (1) Represents merchandise mix for last twelve months ended November 2, 2013 per ValueVision Management Presentation, January 2014. Jewelry and Watches Percentage of Revenues Home Segment Percentage of Revenues VVTV Conference Presentation, June 2009, pg. 10 1 1 Five years after embarking on its mix shift, the Company has only moved its mix modestly

Page 10 Globally Diversified Investment Institution Specializing In Alternative Investment Strategies 1.3% 1.3% 1.1% 1.4% 1.5% 1.3% 1.4% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 2006 2007 2008 2009 2010 2011 2012 LTM Customer Penetration Has Been Flat ▪ “ The secret sauce, again, [is] continuing to add customers.” (Keith Stewart , Q2 2010 Earnings Call, August 18, 2010) ▪ “To hit our stated targets … we just need to go from 1.5% [penetration] to 3%.” (Keith Stewart , Q1 2011 Earnings Call, May 11, 2011 ) Penetration (TTM Customers / Homes) Since 2006 Source: Company filings. 2013 reflects the quarter ended November 2, 2013. QVC penetration of 7.4% as indicated in Citi rese arc h May, 29, 2012. HSN penetration of 5.3% calculated using 5mm customers per Citi research January 7, 2014. ValueVision Stated Goal Not Disclosed HSN QVC

Page 11 Globally Diversified Investment Institution Specializing In Alternative Investment Strategies $12 $11 $8 $7 $7 $7 $7 $7 0 2 4 6 8 10 12 14 2006 2007 2008 2009 2010 2011 2012 LTM Thus, Revenue Per Home Has Been Flat Revenue per Household Since 2006 Management’s Goal 1 Current CEO Tenure Source: Company filings. 2013 reflects sales for the last twelve months ended November 2, 2013. (1) See slide 8.

Page 12 Globally Diversified Investment Institution Specializing In Alternative Investment Strategies Retailers and Others Have Recovered and Grown Since 2007 ValueVision is a notable e xception to the recovery in eCommerce and Retailing 143 206 298 373 292 0 50 100 150 200 250 300 350 400 1 2 3 4 5 Number of Companies Source: Capital IQ. - 25% or Worse ValueVision ( - 25%) All U.S. Public Companies (Market Caps $200mm to $2bn) Revenue Growth 2007 to 2012 - 25% to 0% 0 % or 30% 30% to 100% 100%+ All U.S. Retailers Revenue Growth 2007 to 2012 Down More than 25% Down 0% to 25% Up 1% to 30% Up More than 30% Bebe Stores, Inc. 1-800-Flowers.com Inc. Abercrombie & Fitch Co. Aaron's, Inc. Christopher & Banks Corporation ANN INC. Advance Auto Parts Inc. Aéropostale, Inc. Harry & David Holdings, Inc. Asbury Automotive Group, Inc. American Eagle Outfitters, Inc. Amazon.com Inc. J. C. Penney Company, Inc. AutoNation Inc. Best Buy Co., Inc. America's Car-Mart Inc. Nutrisystem, Inc. Bon-Ton Stores Inc. Big 5 Sporting Goods Corp. Ascena Retail Group Inc. Office Depot, Inc. Build-A-Bear Workshop Inc. Big Lots Inc. AutoZone, Inc. Pacific Sunwear of California Inc. Cache Inc. Blue Nile Inc. Barnes & Noble, Inc. ValueVision Media Inc. Destination Maternity Corporation Brown Shoe Co. Inc. Bed Bath & Beyond Inc. Destination XL Group, Inc. Conns Inc. Cabela's Incorporated Dillard's Inc. Express Inc. CarMax Inc. Gaiam Inc. Finish Line Inc. Chico's FAS Inc. Haverty Furniture Companies Inc. Foot Locker, Inc. Citi Trends, Inc. New York & Company Inc. Fred's, Inc. Core-Mark Holding Company, Inc. OfficeMax Incorporated GameStop Corp. Dick's Sporting Goods Inc. Orbitz Worldwide, Inc. Genuine Parts Company Dollar General Corporation Pep Boys - Manny, Moe & Jack Group 1 Automotive Inc. Dollar Tree, Inc. Saks Incorporated HSN, Inc. DSW Inc. Sears Holdings Corporation Kirkland's Inc. Expedia Inc. Stein Mart Inc. Kohl's Corp. Family Dollar Stores Inc. The Gap, Inc. L Brands, Inc. Geeknet, Inc. The Home Depot, Inc. Liberty Interactive Corporation Genesco Inc. Tuesday Morning Corporation Lithia Motors Inc. GNC Holdings Inc. West Marine Inc. Lowe's Companies Inc. Gordmans Stores, Inc. Wet Seal Inc. Macy's, Inc. Guess? Inc. Zale Corporation Penske Automotive Group, Inc. hhgregg, Inc. PetMed Express, Inc. Hibbett Sports, Inc. Pier 1 Imports, Inc. Jos. A Bank Clothiers Inc. Pool Corp. LKQ Corp. RadioShack Corp. Lumber Liquidators Holdings, Inc. Rent-A-Center, Inc. Monro Muffler Brake Inc. Select Comfort Corporation Netflix, Inc. Shoe Carnival Inc. Nordstrom Inc. Sonic Automotive Inc. O'Reilly Automotive Inc. Stage Stores Inc. Overstock.com Inc. Staples, Inc. PetSmart, Inc. Systemax Inc. priceline.com Incorporated Target Corp. Restoration Hardware Holdings, Inc. The Cato Corporation Ross Stores Inc. The Children’s Place Retail Stores, Inc. Sally Beauty Holdings Inc. The Men's Wearhouse, Inc. Shutterfly, Inc. Tiffany & Co. The Buckle, Inc. TravelCenters of America LLC The TJX Companies, Inc. Weyco Group Inc. Tractor Supply Company Williams-Sonoma Inc. Ulta Salon, Cosmetics & Fragrance, Inc. Urban Outfitters Inc. Vitacost.com, Inc. Vitamin Shoppe, Inc. VOXX International Corporation Winmark Corp. Zumiez, Inc.

Page 13 Globally Diversified Investment Institution Specializing In Alternative Investment Strategies Yet, VVTV Has Declared Victory In Achieving a Turnaround Current CEO’s Declaration Date TSR Beat Russell 2000 Since ? TSR Beat HSNI Since? TSR Beat LINT.A Since? “The turnaround at ShopNBC is gaining momentum.” 8/12/2009 No No “Another solid step in the right direction in our turnaround… Our rebuilding efforts are starting to actualize [and] the turnaround at ShopNBC has gained traction.” 11/18/2009 No No “Fiscal 2009: A Transformational Year for ShopNBC ” 1/14/2010 No No “ ShopNBC is truly [at] the turning point in its 19 year history.” 3/16/2010 No No “This overall progress is a validation of our continued focus and efforts to turn the Company around while executing on new strategies for growth.” 11/18/2010 Yes No “Much of the business rebuilding [is] behind us.” 3/17/2011 No No “We are executing on an exciting road map to drive improved performance.” 5/11/2011 No No ShopNBC is “executing [its] growth strategy.” 8/1/2011 No No “Major elements of our business turnaround [are] behind us.” 8/21/2013 No No No Source: Earnings call transcripts and Capital IQ. Stock price performance measured from the date of the transcript to October 29 , 2013.

Page 14 Globally Diversified Investment Institution Specializing In Alternative Investment Strategies We Believe Work Remains To Be Done ▪ Strategy is old and lacks innovation, in our view - ‘90s televised retailing - Lack of notable proprietary brands - Difficult geography for merchants and vendors - Off - asset marketing ▪ Operational issues continue to affect the business - Scheduling (repetitive shows and on tape) - Product mix - Fixed - price distribution contracts - Slow to mobile devices - High rates of product returns - Standard definition picture ▪ Governance - Chairman made $413,000 last year (70% in cash) - Internal management strife - Commuting management team (most live >1000 away) Strategic, operational and governance issues remain, in our view

Unfulfilled Promises

CLINTON GROUP

The Promise

"The economy has nothing to do with ShopNBC's woes…We shot ourselves in the foot. It was all about poor execution. It was all about a backward business model. It's why we haven't delivered more than a dollar of earnings in 18 years. *And that is going to change*."

-- Keith Stewart, quoted in *Minneapolis Star Tribune* (May 3, 2009)

The Results

- ValueVision's aggregate earnings-per-share under Mr. Stewart are -$2.97
- Mr. Stewart has delivered just two EPS positive quarters out of 19[1]
- Since 2009, HSN has grown EPS from $1.26 per share to $3.12 (LTM), a 27% compounded growth rate

Source: StarTribune, "ShopNBC looking to get back in the game," May 3, 2009 (http://www.startribune.com/business/44183697.html), Company filings and Capital IQ.
(1) One of the two positive quarters (Q1 '09) was driven by a $27.4 million accounting benefit relating to the preferred stock. The business otherwise lost $12 million that quarter. The other profitable quarter was Q1'13 with $0.02 of EPS.

Globally Diversified Investment Institution Specializing In Alternative Investment Strategies

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Page 16 Globally Diversified Investment Institution Specializing In Alternative Investment Strategies Mark C. Bozek Former CEO, HSN Thomas D. Mottola Former Chairman and CEO, Sony Entertainment Thomas A. Beers CEO, FremantleMedia North America Fred Siegel Former EVP of Marketing, QVC Robert Rosenblatt Former CFO / President, HSN Former CFO, Bloomingdale’s Dorrit M. Bern Former CEO, Charming Shoppes The six i ndependent N ominees have the experience and expertise necessary to provide better oversight, in our opinion We Believe Our Nominees Can Deliver Change

Page 17 Globally Diversified Investment Institution Specializing In Alternative Investment Strategies Contact Information Clinton Group Corporate Office: 601 Lexington Avenue 51st Floor New York, New York 10022 Contacts: Greg Taxin, President Tel: +1 (212) 825 0400

Page 18 Globally Diversified Investment Institution Specializing In Alternative Investment Strategies Disclaimers CLINTON DOES NOT ASSUME RESPONSIBILITY FOR INVESTMENT DECISIONS . THIS PRESENTATION DOES NOT RECOMMEND THE PURCHASE OR SALE OF ANY SECURITY . UNDER NO CIRCUMSTANCES IS THIS PRESENTATION TO BE USED OR CONSIDERED AS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER BUY ANY SECURITY . THE PARTICIPANTS INCLUDE FUNDS AND ACCOUNTS THAT ARE IN THE BUSINESS OF TRADING - BUYING AND SELLING - PUBLIC SECURITIES . IT IS POSSIBLE THAT THERE WILL BE DEVELOPMENTS IN THE FUTURE THAT CAUSE ONE OR MORE OF THE PARTICIPANTS FROM TIME TO TIME TO SELL ALL OR A PORTION OF THEIR SHARES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES) . BUY ADDITIONAL SHARES (IN OPEN MARKET OR PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE) OR TRADE IN OPTIONS, PUTS CALLS OR OTHER DERIVATIVE INSTRUMENTS RELATING TO SUCH SHARES . THE DATA AND INFORMATION USED IN THE ACCOMPANYING ANALYSIS CONTAINED HEREIN HAVE BEEN OBTAINED FROM SOURCES THAT CLINTON GROUP, INC . AND/OR ITS AFFILIATES (COLLECTIVELY, “CLINTON”) BELIEVE TO BE RELIABLE, IS SUBJECT TO CHANGE WITHOUT NOTICE, ITS ACCURACY IS NOT GUARANTEED, AND IT MAY NOT CONTAIN ALL MATERIAL INFORMATION CONCERNING THE SECURITIES WHICH MAY BE THE SUBJECT OF THE ANALYSIS . NEITHER CLINTON NOR ITS AFFILIATES MAKE ANY REPRESENTATION REGARDING, OR ASSUME RESPONSIBILITY OR LIABILITY FOR, THE ACCURACY OR COMPLETENESS OF, OR ANY ERRORS OR OMISSIONS IN, ANY INFORMATION THAT IS PART OF THE ANALYSIS . CLINTON MAY HAVE RELIED UPON CERTAIN QUANTITATIVE AND QUALITATIVE ASSUMPTIONS WHEN PREPARING THE ANALYSIS WHICH MAY NOT BE ARTICULATED AS PART OF THE ANALYSIS . THE REALIZATION OF THE ASSUMPTIONS ON WHICH THE ANALYSIS WAS BASED ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES, VARIABILITIES AND CONTINGENCIES AND MAY CHANGE MATERIALLY IN RESPONSE TO SMALL CHANGES IN THE ELEMENTS THAT COMPRISE THE ASSUMPTIONS, INCLUDING THE INTERACTION OF SUCH ELEMENTS . FURTHERMORE, THE ASSUMPTIONS ON WHICH THE ANALYSIS WAS BASED MAY BE NECESSARILY ARBITRARY, MAY MADE AS OF THE DATE OF THE ANALYSIS, DO NOT NECESSARILY REFLECT HISTORICAL EXPERIENCE WITH RESPECT TO SECURITIES SIMILAR TO THOSE THAT MAY BE THE CONTAINED IN THE ANALYSIS, AND DOES NOT CONSTITUTE A PRECISE PREDICTION AS TO FUTURE EVENTS . BECAUSE OF THE UNCERTAINTIES AND SUBJECTIVE JUDGMENTS INHERENT IN SELECTING THE ASSUMPTIONS AND ON WHICH THE ANALYSIS WAS BASED AND BECAUSE FUTURE EVENTS AND CIRCUMSTANCES CANNOT BE PREDICTED, THE ACTUAL RESULTS REALIZED MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE ANALYSIS . NOTHING INCLUDED IN THE ANALYSIS CONSTITUTES ANY REPRESENTATIONS OR WARRANTY BY CLINTON AS TO FUTURE PERFORMANCE . NO REPRESENTATION OR WARRANTY IS MADE BY CLINTON AS TO THE REASONABLENESS, ACCURACY OR SUFFICIENCY OF THE ASSUMPTIONS UPON WHICH THE ANALYSIS WAS BASED OR AS TO ANY OTHER FINANCIAL INFORMATION THAT IS CONTAINED IN THE ANALYSIS, INCLUDING THE ASSUMPTIONS ON WHICH THEY WERE BASED . MEMBERS OF THE CLINTON TEAM SHALL NOT BE LIABLE FOR EITHER (I) ANY ERRORS OR OMISSIONS MADE IN DISSEMINATING THE DATA OR ANALYSIS CONTAINED HEREIN OR (II) DAMAGES (INCIDENTAL, CONSEQUENTIAL OR OTHERWISE) WHICH MAY ARISE FROM YOUR OR ANY OTHER PARTY’S USE OF THE DATA OR ANALYSIS CONTAINED HEREIN . THE INFORMATION THAT CONTAINED IN THE ANALYSIS SHOULD NOT BE CONSTRUED AS FINANCIAL, LEGAL, INVESTMENT, TAX, OR OTHER ADVICE . YOU ULTIMATELY MUST RELY UPON ITS OWN EXAMINATION AND PROFESSIONAL ADVISORS, INCLUDING LEGAL COUNSEL AND ACCOUNTANTS AS TO THE LEGAL, ECONOMIC, TAX, REGULATORY, OR ACCOUNTING TREATMENT, SUITABILITY, AND OTHER ASPECTS OF THE ANALYSIS .